Exhibit 99.1

SuRo Capital Corp. Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Net Asset Value of $15.14 per Share as of December 31, 2020

Board of Directors Declares $0.25 Per Share Dividend

Exited Palantir Technologies, Inc. Position for $119M Total Realized Gain

SAN FRANCISCO, CA, March 10, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2020. Net assets totaled approximately $301.6 million, or $15.14 per share, at December 31, 2020, inclusive of dividends totaling $0.47 per share declared during the fourth quarter, as compared to $12.46 per share at September 30, 2020 and $11.38 per share at December 31, 2019.

“As of year-end 2020, SuRo Capital reported its highest dividend-adjusted net asset value per share since September 2015, driven by positive developments in our portfolio, including the strong performance of Palantir in the public market. Subsequent to year-end, on March 5, 2021, Coursera, our second largest position as of year-end, publicly filed its Form S-1 registration statement. Combined with the monetization of our entire Palantir position at significant gains, we believe Coursera’s imminent IPO will provide significant value to our shareholders,” said Mark Klein, President and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “Moreover, consistent with our ethos to be shareholder friendly, SuRo Capital’s Board of Directors evaluates our portfolio on an ongoing basis to determine dividends. On March 8, 2021, SuRo Capital’s Board of Directors declared a $0.25 per share dividend.”

“Finally, as previously discussed, we have broadened our focus beyond our core equity strategy into private credit and pre-SPAC merger PIPEs. The purpose of the Company has always been democratizing access to asset classes and specific investments generally unavailable to the public. In an effort to be a leader in this democratization, we continue to have active dialogue with sponsors and investment banks to expand our participation beyond PIPEs to include founders equity and founder warrants. As a result, we are excited to continue to offer shareholders proprietary access we believe no other public vehicles presently provide.”

Investment Portfolio as of December 31, 2020

At December 31, 2020, SuRo Capital held positions in 27 portfolio companies with an aggregate fair value of approximately $280.8 million. As a result of the Company’s ongoing strategy to increase the size of its investments in individual portfolio companies, SuRo Capital continues to consolidate its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 73% of the total investment portfolio at fair value as of December 31, 2020.

Top Five Investments as of December 31, 2020

Portfolio Company ($ in millions)	Cost	Fair Value	% of Total Portfolio
Palantir Technologies, Inc	$12.9	$94.6	33.7%
Coursera, Inc.	17.4	53.2	18.9
Course Hero, Inc.	5.0	35.1	12.5
Nextdoor.com, Inc.	10.0	12.8	4.6
Ozy Media, Inc.	10.9	10.1	3.6
Total (rounded)	$56.2	$205.8	73.3%

Fourth Quarter 2020 Investment Portfolio Activity

During the three months ended December 31, 2020, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Blink Health Inc.	Preferred Shares, Series A	10/27/2020	$5.0 million
Blink Health Inc.	Preferred Shares, Series C	10/27/2020	$5.0 million
Residential Homes for Rent, LLC (d/b/a Second Avenue)	Preferred Shares, Series A	12/23/2020	$1.5 million
Residential Homes for Rent, LLC (d/b/a Second Avenue)	Secured Term Loan	12/23/2020	$3.0 million

During the three months ended December 31, 2020, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Enjoy Technology, Inc.	Convertible Note	11/30/2020	$0.5 million
GreenAcreage Real Estate Corp.	Common Shares	12/17/2020	$0.5 million
GreenAcreage Real Estate Corp.	Common Shares	12/29/2020	$0.5 million

During the three months ended December 31, 2020, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.(2)	Various	754,738	$10.04	$7.6 million	$5.4 million
Palantir Lending Trust SPV I(3)	Various	N/A	N/A	$8.7 million(4)	$1.0 million(5)
__________________
(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of December 31, 2020, SuRo Capital held 4,618,952 public shares of Palantir Technologies, Inc. Class A common stock, all of which were subject to lock up restrictions at that time. The lock up restriction was removed on February 18, 2021.
(3)	The Palantir Lending Trust SPV I promissory note was initially collateralized with 2,260,000 Class A common shares of Palantir Technologies, Inc. to which SuRo Capital retains a beneficial equity upside interest. As of December 31, 2020, 1,312,290 Class A common shares remained in Palantir Lending Trust SPV I, all of which were subject to certain lock-up restrictions at that time. The lock up restriction was removed on February 18, 2021.
(4)	As of December 31, 2020, $8.7 million has been received from Palantir Lending Trust SPV I. Of the proceeds received, $6.9 million repaid the total outstanding principal, approximately $0.8 million was attributed to the accrued guaranteed interest, and $1.0 million was generated by the equity participation in underlying collateral. As of December 31, 2020, the balance of the loan and all guaranteed interest has been fully repaid.
(5)	The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

Subsequent to year-end, through March 10, 2021, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Churchill Sponsor VI LLC	Share Units & Warrant Units	2/25/2021	$0.2 million
Churchill Sponsor VII LLC	Share Units & Warrant Units	2/25/2021	$0.3 million
Shogun Enterprises Inc.	Preferred Shares, Series B-1	2/26/2021	$3.5 million
Shogun Enterprises Inc.	Preferred Shares, Series B-2	2/26/2021	$3.5 million

Subsequent to year-end, through March 10, 2021, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
GreenAcreage Real Estate Corp.	Common Shares	2/12/2021	$0.5 million

Subsequent to year-end, through March 10, 2021, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.(2)	Various	4,618,952	$26.72	$123.4 million	$110.5 million
Palantir Lending Trust SPV I(3)	Various	N/A	N/A	$1.4 million(4)	$1.4 million(5)

__________________

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 10, 2021, all shares of Palantir Technologies, Inc. had been sold.
(3)	The Palantir Lending Trust SPV I promissory note was initially collateralized with 2,260,000 Class A common shares of Palantir Technologies, Inc. to which SuRo Capital retains a beneficial equity upside interest. As of March 10, 2021, 812,290 unrestricted Class A common shares remained in Palantir Lending Trust SPV I.
(4)	As of March 10, 2021, in total, $10.1 million has been received from Palantir Lending Trust SPV I. Of the proceeds received, $6.9 million repaid the total outstanding principal, approximately $0.8 million was attributed to the accrued guaranteed interest, and $2.4 million was generated by the equity participation in underlying collateral.
(5)	The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

 Fourth Quarter 2020 Financial Results

	Quarter Ended December 31, 2020		Quarter Ended December 31, 2019
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(4.3)	$(0.21)	$(2.6)	$(0.14)

Net realized gain on investments	7.1	0.36	7.9	0.43

Net change in unrealized appreciation/(depreciation) of investments	58.4	2.92	(3.1)	(0.17)

Net increase in net assets resulting from operations – basic(3)	$61.2	$3.07	$2.2	$0.12

Dividends declared	(9.4)	(0.47)	(5.6)	(0.32)

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	(0.0)	(0.00)	-	-

Stock-based compensation	-	-	(0.5)	(0.02)

Repurchase of common stock(2)	(3.1)	0.08	(10.2)	0.36

Increase/(decrease) in net asset value(3)	$48.7	$2.68	$(14.0)	$0.14
__________________
(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	During the quarters ended December 31, 2020 and 2019, the Company repurchased 371,283 and 28,000 shares of SuRo Capital common stock, respectively, for approximately $3.1 million and $0.2 million, respectively, in cash under its Share Repurchase Program. Additionally, during the quarter ended December 31, 2019, under its modified Dutch Auction tender offer, SuRo Capital repurchased 1,449,275 shares for $10.0 million. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(3)	Total may not sum, due to rounding.

Fiscal Year 2020 Financial Results

	Fiscal Year Ended December 31, 2020		Fiscal Year Ended December 31, 2019
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(14.5)	$(0.81)	($9.5)	($0.49)

Net realized gain on investments	16.4	0.92	19.2	0.99

Net change in unrealized appreciation of investments, net of tax effects(2)	73.4	3.78	14.2	0.74

Net increase in net assets resulting from operations – basic(5)	$75.3	$3.89	$24.0	$1.24

Dividends declared	(16.9)	(0.87)	(5.6)	(0.32)

Issuance of common stock from public offering	49.9	0.30	-	-

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	1.8	(0.11)	-	-

Stock-based compensation(3)	2.0	0.12	1.0	0.05

Repurchase of common stock(4)	(10.4)	0.43	(14.8)	0.52

Increase in net asset value(5)	$101.7	$3.76	$4.6	$1.49

__________________
(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	For the fiscal year ended December 31, 2019, the net change in unrealized appreciation of investments is adjusted by $0.9 million ($0.05 per share) to provision for taxes on net unrealized appreciation/depreciation of investments.
(3)	For the year ended December 31, 2020, this balance includes $2.0 million of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(4)	During the years ended December 31, 2020 and 2019, the Company repurchased 1,655,848 and 749,128 shares of SuRo Capital common stock, respectively, for approximately $10.4 million and $4.8 million, respectively, in cash under its Share Repurchase Program. Additionally, during the year ended December 31, 2019, under its modified Dutch Auction tender offer, SuRo Capital repurchased 1,449,275 shares for $10.0 million. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(5)	Total may not sum, due to rounding.

Weighted-average common basic shares outstanding were approximately 17.9 million and 19.3 million for the years ended December 31, 2020 and 2019, respectively.

SuRo Capital’s liquid assets were approximately $140.4 million as of December 31, 2020, consisting of cash and securities of publicly traded portfolio companies.

Redemption of 4.75% Convertible Senior Notes due 2023

On February 19, 2021, the Company caused notices of redemption to be issued to the holders of its 4.75% Convertible Senior Notes due 2023 regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding 4.75% Convertible Senior Notes due 2023, pursuant to the Indenture, dated as of March 28, 2018, between the Company and U.S. Bank National Association, as trustee, and the First Supplemental Indenture, dated as of March 28, 2018, between the Company and U.S. Bank National Association, as trustee. The Company will redeem $38,215,000 in aggregate principal amount of the issued and outstanding 4.75% Convertible Senior Notes due 2023 on March 29, 2021 (the “Redemption Date”). The 4.75% Convertible Senior Notes due 2023 will be redeemed at 100% of their principal amount ($1,000 per note), plus the accrued and unpaid interest thereon from September 30, 2020, through, but excluding, the Redemption Date.

Holders of the 4.75% Convertible Senior Notes due 2023 may surrender such notes for conversion into shares of the Company’s common stock in lieu of receiving cash at any time prior to the close of business on the business day immediately preceding the Redemption Date. The current conversion rate for the 4.75% Convertible Senior Notes due 2023 is 108.0505 shares of the Company’s common stock for each $1,000 principal amount of such notes, which represents a current conversion price of approximately $9.25 per share.

A copy of the notice of redemption was included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2021. Please refer to that Current Report on Form 8-K for additional information.

Recent Dividend Declarations

On October 28, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on November 30, 2020 to the Company’s common stockholders of record as of the close of business on November 10, 2020. The dividend was paid in cash.

On December 16, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.22 per share paid on January 15, 2021 to the Company’s common stockholders of record as of the close of business on December 30, 2020. The dividend was paid in cash.

Subsequent to year-end, on January 26, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on February 19, 2021 to the Company’s common stockholders of record as of the close of business on February 5, 2021. The dividend was paid in cash.

Subsequent to year-end, on March 8, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share payable on April 15, 2021 to the Company’s common stockholders of record as of the close of business on March 30, 2021. The dividend will be paid in cash.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on March 10, 2021 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 323-794-2093, and the conference call access number for participants outside the U.S. is 866-548-4713. The conference ID number for both access numbers is 1988157. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on March 17, 2021 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 1988157.

Certain Information Regarding the Dividends

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2020	December 31, 2019
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $105,339,169 and $90,567,041, respectively)	$249,804,803	$152,866,112
Non-controlled/affiliate investments (cost of $53,865,346 and $52,857,243, respectively)	30,165,773	37,944,268
Controlled investments (cost of $7,161,412 and $7,161,412, respectively)	809,198	775,198
Total Portfolio Investments	280,779,774	191,585,578
Investments in U.S. Treasury bills (cost of $150,000,000 and $49,996,667, respectively)	150,000,000	50,000,000
Total Investments (cost of $316,365,927 and $200,582,363, respectively)	430,779,774	241,585,578
Cash	45,793,724	44,861,263
Escrow proceeds receivable	852,462	265,303
Interest and dividends receivable	166,998	84,630
Deferred financing costs	297,196	11,382
Prepaid expenses and other assets(1)	985,550	1,755,933
Total Assets	478,875,704	288,564,089
LIABILITIES
Accounts payable and accrued expenses(1)	762,312	1,143,923
Payable to executive officers	—	1,369,873
Accrued interest payable	453,803	475,000
Dividends payable	4,395,229	2,107,709
Payable for securities purchased	134,250,000	44,746,660
Income tax payable	35,850	—
4.75% Convertible Senior Notes due March 28, 2023(2)	37,395,437	38,803,635
Total Liabilities	177,292,631	88,646,800
Commitments and contingencies
Net Assets	$301,583,073	$199,917,289
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 19,914,023 and 17,564,244 issued and outstanding, respectively)	$199,140	$175,642
Paid-in capital in excess of par	222,002,592	178,550,374
Unearned deferred compensation	(200,000)	—
Accumulated net investment loss	(40,193,778)	(25,679,362)
Accumulated net realized gain on investments, net of distributions	5,361,270	5,867,417
Accumulated net unrealized appreciation/(depreciation) of investments	114,413,849	41,003,218
Net Assets	$301,583,073	$199,917,289
Net Asset Value Per Share	$15.14	$11.38

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of December 31, 2020 and December 31, 2019, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $38,215,000 and $40,000,000, respectively.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019	2018
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$1,035,694	$828,392	$351,188
Dividend income	50,000	100,000	—
Non-controlled/affiliate investments:
Interest income/(reversal of interest income accrual)	(29,184)	108,395	581,813
Dividend income	317,617	—	—
Controlled investments:
Interest income	—	58,937	59,835
Dividend income	450,000	400,000	625,000
Total Investment Income	1,824,127	1,495,724	1,617,836
OPERATING EXPENSES
Management fees(1)	—	848,723	5,199,900
Incentive fees/(Reversal of incentive fee accrual)(1)	—	(4,660,472)	382,387
Costs incurred under Administration Agreement(1)	—	306,084	1,702,047
Compensation expense(2)	8,801,841	4,286,972	—
Directors’ fees	445,000	383,370	345,000
Professional fees	2,962,781	5,290,329	1,587,578
Interest expense	2,247,817	2,372,570	4,545,471
Income tax expense	43,574	33,825	482,994
Other expenses	1,837,530	2,085,391	899,457
Total Operating Expenses	16,338,543	10,946,792	15,144,834
Management fee waiver(1)	—	—	(892,421)
Incentive fee waiver(1)	—	—	(5,000,000)
Total operating expenses, net of waiver of management and incentive fees	16,338,543	10,946,792	9,252,413
Net Investment Loss	(14,514,416)	(9,451,068)	(7,634,577)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	16,441,223	32,625,663	(7,432,939)
Non-controlled/affiliate investments	—	(13,446,323)	—
Controlled investments	—	—	(680)
Net Realized Gain/(Loss) on Investments	16,441,223	19,179,340	(7,433,619)
Realized loss on partial repurchase of 5.25% Convertible Senior Note due 2018	—	—	(397,846)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	82,163,227	(1,907,148)	21,819,883
Non-controlled/affiliate investments	(8,786,596)	21,489,014	(10,988,777)
Controlled investments	34,000	(6,242,007)	(1,190,056)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	73,410,631	13,339,859	9,641,050
Benefit from taxes on unrealized depreciation of investments	—	885,566	6,716,735
Net Change in Net Assets Resulting from Operations	$75,337,438	$23,953,697	$891,743
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$4.21	$1.24	$0.04
Diluted(3)	$3.56	$1.14	$0.04
Weighted-Average Common Shares Outstanding
Basic	17,910,353	19,328,414	20,617,890
Diluted(3)	21,790,898	23,069,622	20,617,890

(1)	This balance references a related-party transaction.
(2)	For the year ended December 31, 2020, this balance includes $1,962,431 of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	For the years ended December 31, 2020, 2019, and 2018, 0, 0, and 6,079,068 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended December 31,
	2020	2019	2018	2017	2016
Per Basic Share Data
Net asset value at beginning of the year	$11.38	$9.89	$9.64	$8.66	$12.08
Net investment loss(1)	(0.81)	(0.49)	(0.37)	(0.95)	(0.06)
Net realized gain/(loss) on investments(1)	0.92	0.99	(0.36)	0.04	(0.12)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	—	(0.02)	—	—
Net change in unrealized appreciation/(depreciation) of investments(1)	3.78	0.69	0.47	1.59	(3.30)
Benefit from taxes on unrealized depreciation of investments(1)	—	0.05	0.33	0.13	0.10
Dividends declared	(0.87)	(0.32)	—	—	(0.04)
Issuance of common stock from public offering	0.30	—	—	—	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	(0.11)	—	—	—	—
Repurchase of common stock	0.43	0.52	0.20	0.18	—
Stock-based compensation(1)	0.12	0.05	—	—	—
Net asset value at end of year	$15.14	$11.38	$9.89	$9.64	$8.66
Per share market value at end of year	$13.09	$6.55	$5.22	$5.45	$5.03
Total return based on market value(2)	99.85%	31.61%	(4.22)%	8.35%	(23.29)%
Total return based on net asset value(2)	33.04%	15.08%	2.59%	11.32%	(27.74)%
Shares outstanding at end of year	19,914,023	17,564,244	19,762,647	21,246,345	22,181,003
Ratios/Supplemental Data:
Net assets at end of year	$301,583,073	$199,917,289	$195,378,159	$204,762,866	$192,128,810
Average net assets	$205,430,809	$209,261,190	$208,678,731	$199,457,678	$243,577,514
Ratio of gross operating expenses to average net assets(3)	7.95%	6.08%	7.09%	11.25%	0.82%
Ratio of incentive fee waiver to average net assets	—%	—%	(2.40)%	—%	—%
Ratio of management fee waiver to average net assets	—%	—%	(0.43)%	(0.36)%	—%
Ratio of income tax provision to average net assets	—%	(0.42)%	(3.22)%	(1.38)%	(0.87)%
Ratio of net operating expenses to average net assets(3)	7.95%	5.66%	1.04%	9.51%	(0.05)%
Ratio of net investment loss to average net assets(3)	(7.07)%	(4.52)%	(3.66)%	(10.47)%	(0.52)%
Portfolio Turnover Ratio	14.87%	12.95%	5.01%	0.07%	4.46%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.

(3)	For the years ended December 31, 2020, 2019, and 2018, the Company excluded $1,962,431, $1,769,820, and $352,667, respectively, of non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.